UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 13, 2022
Date of Report (date of earliest event reported)

CALADRIUS BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33650	22-2343568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Allen Road, Second Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(ZipCode)
(908) 842-0100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLBS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As disclosed below, at the annual meeting of Caladrius Biosciences, Inc. (the “Company”) held on September 13, 2022 (the “Annual Meeting”), the Company’s stockholders approved an amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended, (the “Charter”) to effect a one-time reverse stock split of the Company’s common stock, at a ratio in the range of one new share for every five to fifteen shares outstanding (or any number in between) (the “Reverse Stock Split”). Following the Annual Meeting on September 13, 2022, the Company’s board of directors approved a final Reverse Stock Split ratio of one new share for every fifteen shares outstanding, which was also previously agreed to by Cend Therapeutics, Inc. (“Cend”) in accordance with the Agreement and Plan of Merger and Reorganization, dated as of April 26, 2022, by and among the Company, Cend and CS Cedar Merger Sub, Inc. (the “Merger Agreement”).
On September 14, 2022, the Company filed with the Secretary of State of the State of Delaware the Certificate of Amendment to effect the Reverse Stock Split. The Reverse Stock Split became effective on The Nasdaq Capital Market at 5:00 p.m. Eastern Time on September 14, 2022 (the “Effective Time”). Subject to the satisfaction of customary closing conditions, the closing of the merger with Cend is expected to occur on September 15, 2022. The consolidated shares of common stock for the combined company, which will be renamed Lisata Therapeutics, Inc., are expected to commence trading on The Nasdaq Capital Market under the symbol “LSTA” on September 15, 2022. The new CUSIP number for the common stock following the Reverse Stock Split will be 128058 302.
At the Effective Time, every 15 shares of the Company’s issued and outstanding common stock (and such shares held in treasury) were automatically converted into one share of common stock, without any change in the par value per share. In addition, proportionate adjustments were made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, stock appreciation rights, convertible notes and warrants to purchase shares of common stock, the number of shares issuable upon the vesting of all restricted stock awards, and the number of shares of common stock reserved for issuance pursuant to the Company’s equity incentive compensation plans. Any stockholder who would otherwise be entitled to a fractional share of common stock created as a result of the Reverse Stock Split is entitled to receive a cash payment equal to the product of such resulting fractional interest in one share of common stock multiplied by the closing trading price of the common stock on the trading day immediately preceding the Effective Time.
The summary of the Certificate of Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the stockholders of the Company voted as set forth below on the following proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 29, 2022.
At the Annual Meeting, 39,291,352 shares of common stock, or approximately 64.86% of the outstanding common stock entitled to vote, were represented by proxy or in person.
The final voting results for each matter submitted to a vote of the Company’s stockholders are as follows:
Proposal 1. Approval of the Merger Agreement and the Transactions Contemplated Thereby.
The approval of the Merger Agreement and the transactions contemplated thereby, including the merger and the issuance of the Company’s common stock pursuant to the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
25,973,235	2,912,622	172,676	10,232,819

Proposal 2. Approval of Reverse Stock Split.
The approval of an amendment to the Charter to effect a reverse stock split of the Company’s common stock at a ratio of one new share for every five to fifteen shares outstanding.

For	Against	Abstain
31,343,168	7,665,240	282,944

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.
Proposal 3. Approval of the Company Name Change to Lisata Therapeutics, Inc.
The approval of an amendment to the Charter to change the name of the Company from “Caladrius Biosciences, Inc.” to “Lisata Therapeutics, Inc.”

For	Against	Abstain
34,861,858	4,003,401	426,093

Proposal 4. Election of Directors.
The election of three directors to hold office until the 2025 annual meeting of stockholders or until their respective successor is elected and qualified (provided, however, that if the merger is completed, the board of directors will be reconstituted as provided in the Merger Agreement).

Nominee	For	Withheld	Broker Non-Votes
Michael H. Davidson, M.D.	26,050,842	3,007,691	10,232,819
Steven M. Klosk	25,948,760	3,109,773	10,232,819
Steven S. Myers	21,729,487	7,329,046	10,232,819

Proposal 5. Ratification of Selection of Independent Registered Public Accounting Firm.
The ratification of the selection by the audit committee of the board of directors of the Company of Grant Thornton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.

For	Against	Abstain
36,615,429	2,227,993	447,930

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.
Proposal 6. Approval of Executive Compensation.
The approval, on a non-binding advisory basis, of the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
19,646,360	8,040,716	1,371,457	10,232,819

Proposal 7. Approval of Caladrius Biosciences, Inc. 2018 Equity Incentive Compensation Plan
The approval of an amendment to our equity plan to increase the total number of shares of common stock authorized for issuance thereunder from 8,500,000 shares to 13,500,000 shares (pre-Reverse Stock Split).

For	Against	Abstain	Broker Non-Votes
16,046,159	11,468,284	1,544,090	10,232,819

Proposal 8. Approval of the Possible Adjournment of the Annual Meeting.
The approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the Annual Meeting to approve Proposal 1 and 2.

For	Against	Abstain
32,630,885	5,964,517	695,950

However, as the Merger Agreement and amendment to the Charter to effect a reverse stock split were approved, such adjournment was deemed unnecessary. As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.
Item 8.01 Other Events.
On September 14, 2022 the Company issued a press release announcing voting results relating to the Annual Meeting and the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Caladrius Biosciences, Inc.
99.1	Press Release dated September 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

By: /s/ David J. Mazzo
Name: David J. Mazzo, PhD
Title: President and Chief Executive Officer
Dated: September 14, 2022